AUTOMATED
SHARES EXHIBIT
TO
MULTIPLE CLASS
PLAN
(revised 6/1/15)

1.	SEPARATE
ARRANGEMENT AND
EXPENSE
ALLOCATION

For purposes of Rule 18f-
3 under the Act, the basic
distribution and
shareholder servicing
arrangement of the
Automated Shares will
consist of sales and
shareholder servicing by
financial intermediaries.
Financial intermediaries
may receive shareholder
service fees for services
provided.  In connection
with this basic
arrangement, Automated
Shares will bear the
following fees and
expenses:

Fees and
Expenses
Maximu
m
Amount
Allocate
d
Automat
ed
Shares
Sales Load
None
Contingent
Deferred
Sales
Charge
("CDSC")


None
Shareholde
r Service
Fee
Recordkeep
ing Fee
Up to 25
basis
points
(0.25%)
of the
average
daily net
asset
value
Up to 10
basis
points
(0.10%)
of the
average
daily net
asset
value
12b-1 Fee
None
Other
Expenses
Itemized
expenses
incurred
by the
Fund
with
respect
to
holders
of
Automat
ed
Shares as
described
in
Section 3
of the
Plan

2.	CONVERSION
AND EXCHANGE
PRIVILEGES

For purposes of
Rule 18f-3,
Automated
Shares have the
following
conversion rights
and exchange
privileges at the
election of the
shareholder:

Conversio
n Rights:
None
Exchange
Privileges
:
Automated
Shares
may be
exchanged
for
Automated
Shares of
any other
Federated
fund or
share class
that does
not have a
stated sales
charge or
contingent
deferred
sales
charge,
except
Federated
Liberty
U.S.
Governme
nt Money
Market
Trust and
Class R
Shares.

In any exchange, the
shareholder shall receive
shares having the same
aggregate net asset value
as the shares surrendered,
after the payment of any
redemption fees to the
Fund.  Exchanges shall be
treated in the same
manner as a redemption
and purchase.



SCHEDULE OF
FUNDS
OFFERING
AUTOMATED
SHARES

The Funds set
forth on this
Schedule each
offer Automated
Shares on the
terms set forth in
the Automated
Shares Exhibit to
the Multiple
Class Plan.

Multiple Class Company
  Series

Money Market Obligations Trust
  Federated Prime Cash Obligations Fund
  Federated Government Obligations Tax-Managed Fund
  Federated Prime Obligations Fund
  Federated Treasury Obligations Fund